Exhibit 10.12

                            STOCK PURCHASE AGREEMENT

                  THIS AGREEMENT, dated as of February 29, 1996, among CARRIAGE FUNERAL HOLDINGS, INC., a Delaware corporation (the "Purchaser"), JAMES E. DRAKE FUNERAL HOME, INC., a Kentucky corporation (the "Company"), and JAMES E. DRAKE and PATRICIA A. DRAKE, residents of Harrison County, Kentucky (together, the "Shareholders");

                                   WITNESSETH:

                  WHEREAS, the Company owns and operates the James E. Drake Funeral Home and the Whaley-McCarty Funeral Home, both located in Cynthiana, Kentucky (collectively, the "Homes"); and

                  WHEREAS, the authorized capital stock of the Company consists of 2,000 shares of Common Stock, $1,000.00 par value per share ("Common Stock"), of which 800 shares (the "Shares") are issued, outstanding and held and owned of record by the Shareholders; and

                  WHEREAS, the parties desire that the Shareholders sell and the Purchaser purchase the Shares from the Shareholders, all upon the terms and conditions and for the consideration herein set forth;

                  NOW, THEREFORE, the parties agree as follows:

                  1. SALE AND PURCHASE OF THE SHARES.


                  1.1. TRANSFER OF THE SHARES. The Shareholders jointly and severally agree to sell the Shares to the Purchaser, free and clear of all security interests, pledges, liens, mortgages, title restrictions, charges and other encumbrances of any kind (collectively, "Liens"). The Purchaser agrees to purchase and accept the Shares from the Shareholders.

                  1.2. CONSIDERATION FOR THE SHARES. The consideration for the Shares shall be $1,700,000 (the "Purchase Price"). Of the Purchase Price, (i) an amount sufficient to discharge indebtedness of the Company as determined by the Purchaser pursuant to Section 1.3 shall be paid to the holders of such indebtedness, (ii) the sum of $150,000 shall be payable in the form of shares of Series B Preferred Stock, $.01 par value ("Parent Stock"), of Carriage Funeral Services, Inc., a Delaware corporation ("Parent"), at $1.00 per share of Parent Stock, of which 100,000 such shares of Parent Stock will be convertible into Parent's Common Stock at a conversion price of $4.50 per share and 50,000 such shares will be convertible into Parent's Common Stock at a conversion price of $5.00 per share, all of which shares of Parent Stock shall be placed into escrow at Closing as described in Section 10.5, (iii) the sum of $200,000 (the "Deferred Purchase Price") shall be payable over a period of ten years as hereafter provided, (iv) the sum of $50,000 in cash shall be placed into escrow at Closing as described in Section 10.5, and (v) the excess of the Purchase Price over such amounts under clauses (i) through (iv) above shall be paid to the Shareholders in cash at Closing, by wire transfer to such account or accounts as the Shareholders shall designate in writing prior to the Closing. The Deferred Purchase Price shall be payable in ten equal installments of $20,000 each, the first of which shall be payable on or before the first anniversary of the Closing Date, and continuing annually thereafter on or before the second through tenth anniversaries of the Closing Date. No interest shall accrue or be payable in respect of any portion of the Deferred Purchase Price. Solely for federal income tax purposes, the Deferred Purchase Price shall be deemed to include an imputed rate of interest of six percent (6%) per annum. The Purchase Price shall be subject to adjustment following the Closing (as defined in Section 2.1) as provided in Section 1.3.

                  1.3. ADJUSTMENT TO CONSIDERATION. At least two business days prior to the Closing, the Shareholders shall deliver to the Purchaser a written statement, certified by them to be accurate and complete, setting forth a description, and the outstanding balance as of the date of such statement, of all liabilities and obligations of the Company, including (but not limited to) indebtedness for borrowed money, indebtedness secured by Liens against any assets or properties of the Company, accounts and trade payable, accrued liabilities, federal, state and local taxes, any liabilities under suits, claims judgments or orders then pending, or any other liability or obligation (collectively, "Unassumed Liabilities"), excluding obligations under preneed contracts for which the full amounts have been deposited in trust as provided under applicable law ("Preneed Liabilities"). At Closing, the Purchaser shall pay out of the Purchase Price such portion thereof as shall be required to pay and discharge those Unassumed Liabilities as the Purchaser in its sole discretion deems appropriate, which at a minimum shall include liabilities secured by Liens against any assets of the Company and unsecured indebtedness for borrowed money, but may also include any of such other liabilities. Notwithstanding such payment, the Shareholders shall remain responsible for paying any remaining Unassumed Liabilities. Payments under this
         Section 1.3 shall be deemed downward adjustments in the Purchase Price.

                  1.4. CLOSING DATE RECEIVABLES. As described in Section 2.2(ii) below, the Company shall, immediately prior to the Closing, distribute to the Shareholders (among other things) the right to receive collections on all but the first $10,000

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         of the Company's accounts receivable then outstanding (collectively, the "Closing Date Receivables"). On the Closing Date, the Shareholders shall prepare and deliver to the Purchaser a list, certified by them to be accurate and complete, of all of the Closing Date Receivables. Following the Closing, the Purchaser shall have the exclusive (even as to the Shareholders) right to manage and oversee the collection of the Closing Date Receivables. On or before the 15th day of each month following each month in which there are any collections on Closing Date Receivables in excess of the first $10,000 thereof (which first $10,000 of collections shall be retained by the Purchaser, without any recourse or accounting to the Shareholders), the Purchaser shall remit to the Shareholders the amount of such collections during the preceding month. The Purchaser shall have no duty to pursue collection of Closing Date Receivables by means greater than used on its collection of other accounts receivable, and in no event shall the Purchaser be required to institute suit or refer any account to a collection agency. At any time after the Closing, the Purchaser may, in its sole discretion, return the management and control over the Closing Date Receivables to the Shareholders, by giving written notice to them to such effect.

                  1.5. CERTAIN PRORATIONS. All normal and customarily proratable items relating to the assets and liabilities of the Homes and to the Real Property (as defined in Section 3.6), including but not limited to, utilities, real estate and personal property taxes, shall be prorated as of the Closing Date, the Shareholders being charged and credited for all of same up to such date and the Purchaser being charged and credited for all of same on and after such date. If the actual amounts to be prorated are not known as of the Closing Date, the prorations shall be made on the basis of the best evidence then available, and thereafter, within thirty (30) days after actual figures are received, a cash settlement will be made between the Shareholders and the Purchaser.

                  1.6. FURTHER ASSURANCES. The Shareholders jointly and severally agree to execute and deliver from time to time after the Closing, at the request of the Purchaser, and without further consideration, such additional instruments of conveyance and transfer, and to take such other action as the Purchaser may reasonably require more effectively to convey, assign, transfer and deliver the Shares to the Purchaser and carry out the other transactions contemplated hereunder.

                  2. THE CLOSING.

                  2.1. TIME AND PLACE. The closing of the transactions contemplated under this Agreement (the "Closing") shall occur at the offices of Swinford & Sims, 40 East Pike Street,

                                      -3-

         Cynthiana, Kentucky 41031, at 9:00 a.m. on March 1, 1996, or at such other date, time or place as may be mutually agreed upon by the parties, but in no event later than March 15, 1996. The date and time of the Closing is herein called the "Closing Date", and shall be deemed to have occurred as of the commencement of business on the Closing Date. At the Closing: the Shareholders shall deliver all certificates representing the Shares, duly enclosed or accompanied by duly executed stock powers, against payment by the Purchaser of the consideration therefor. All action to be taken at the Closing as hereinafter set forth, and all documents and instruments executed and delivered, and all payments made with respect thereto, shall be considered to have been taken, delivered or made simultaneously, and no such action or delivery or payment shall be considered as complete until all action incident to the Closing has been completed.

                  2.2. RELATED TRANSACTIONS. In addition to the purchase and sale of the Shares, the following transactions shall take place at the
         Closing:

                           (i) the Company and each Shareholder shall each
                  execute and deliver to the other a separate Employment Agreement to be dated the Closing Date and in substantially the forms of Exhibits A-1 and A-2, respectively, hereto (collectively, the "Employment Agreements"); and

                           (ii) effective immediately prior to the Closing, the
                  Company shall distribute to the Shareholders (x) all of the Company's cash balances as of such time, (y) the right to receive collections as to all but the first $10,000 of the Closing Date Receivables, and (z) the personal items described on Schedule 2.2 hereto.

                  3. REPRESENTATIONS AND WARRANTIES OF THE SHARE-HOLDERS. The Shareholders jointly and severally represent and warrant to and agree with the Purchaser that:

                  3.1. TITLE TO THE SHARES. The Shareholders have good and marketable title to the Shares, free and clear of any and all Liens, and the Shareholders have the absolute and unrestricted right, power, authority and capacity to sell the Shares to the Purchaser as provided in this Agreement. Upon delivery of the Shares to the Purchaser, against payment therefor as provided in Section 1.2, the Purchaser will receive from the Shareholders good and marketable title thereto, free and clear of any and all Liens.

                  3.2. ORGANIZATION AND EXISTENCE. The Company is a corporation duly organized, validly existing and in good

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         standing under the laws of the State of Kentucky, and has all requisite corporate power to enter into and perform its obligations under this Agreement and to carry on its business as now conducted. Neither the character or location of the assets owned by the Company nor the nature of the business transacted by it requires the Company to be qualified to do business as a foreign corporation in any other jurisdiction. The Shareholders have delivered to the Purchaser complete and correct copies of the Articles of Incorporation and bylaws of the Company, both as in effect on the date hereof.

                  3.3. CAPITALIZATION. The authorized capital stock of the Company consists of 2,000 shares of Common Stock, $1,000.00 par value per share, of which 800 shares are validly issued and outstanding, fully paid and nonassessable and not issued in violation of the preemptive rights of any person. There are 1,200 shares of Common Stock of the Company that are held by it in its treasury. The Company does not have any outstanding subscriptions, options or other agreements or commitments obligating it to issue shares of its capital stock. From the date hereof through the Closing Date, the Shareholders will not, and will not cause or permit the Company to, issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of capital stock of the Company.

                  3.4. NO SUBSIDIARIES. The Company has no subsidiaries or any investment or ownership interest in any corporation, joint venture or other business enterprise.

                  3.5. FINANCIAL INFORMATION. The Company has delivered to the Purchaser the unaudited (compiled) statements of assets, liabilities and equity-income tax basis of the Company at November 30, 1991, 1992, 1993, 1994 and 1995 (such statement at November 30, 1995 being hereafter referred to as the "Company Balance Sheet") and the related unaudited (compiled) statements of revenues and expenses-income tax basis of the Company for the respective twelve-month periods of operations then ended, together with the compilation reports of Morris, Ingram & Brunker thereon. All such financial statements are true and correct, have been prepared in accordance with the books and records of the Company, and present fairly the financial positions of the Company at the dates indicated and the results of its operations for the periods then ended in accordance with generally accepted accounting principles consistently applied. The Homes collectively performed at least 144 adult funeral services for the twelve months ended December 31, 1992, at least 139 adult funeral services for the twelve months ended December 31, 1993, at least 132 adult funeral services for the twelve

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         months ended December 31, 1994 and at least 138 adult funeral services for the twelve months ended December 31, 1995.

                  3.6. REAL PROPERTY.

                  (a) DESCRIPTION AND TITLE. Schedule 3.6 sets forth a legal description of all real property in which the Company has any interest (collectively, the "Real Property"), and also briefly describes each building and major structure and improvement thereon. No person other than the Company has any ownership, leasehold or other interest of any kind in the Real Property. The Real Property is the only interest in real property required for the conduct of the business of the Homes as presently conducted. All of the buildings, structures and improvements located on the Real Property are in good operating condition, ordinary wear and tear excepted. None of such buildings, structures or improvements, or the operation or maintenance thereof as now operated or maintained, contravenes any zoning ordinance or other administrative regulation or violates any restrictive covenant or any provision of law, the effect of which would interfere with or prevent their continued use for the purposes for which they are now being used. There is not pending nor, to the knowledge of either Shareholder, threatened any proceeding for the taking or condemnation of the Real Property or any portion thereof. The Company has good and marketable fee simple title to the Real Property, free and clear of all Liens other than Permitted Liens described on Schedule 3.7.

                  (b) ENVIRONMENTAL CONDITION. No toxic or hazardous wastes (as defined by the U.S. Environmental Protection Agency, or any similar state or local agency) or hazardous substances (as defined under the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended, or the Resource Conservation and Recovery Act, as amended, or any similar state or local statute or regulation) have been generated, stored, dumped, located or released onto or from the Real Property, nor to the knowledge of either Shareholder have any such materials or wastes been generated, stored, dumped, located or disposed of on any real property contiguous or adjacent to the Real Property. The Real Property is not now, and to the best of the Shareholders' knowledge, will not be in the future as a result of its condition at or prior to Closing, subject to any reclamation, remediation or reporting requirements of any federal, state, local or other governmental body or agency having jurisdiction over the Real Property. The Real Property does not contain any asbestos, polychlorinated byphenyls, urea, formaldehyde, lead based paint, radon gas or underground storage tanks, except for substances used in the ordinary course of the operations of the Homes that are properly used, stored and disposed of in accordance with applicable legal requirements.

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                  (c) FIRPTA. Neither the Company nor either Shareholder is a
         "foreign person" (as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder), and the Shareholders shall deliver at Closing a non-foreign affidavit in recordable form containing such information as shall be required by Code Section 1445(b)(2) and the regulations issued thereunder.

                  (d) BILLS PAID. All bills and other payments due with respect to the ownership, operation, and maintenance of the Real Property have been (and on the Closing Date will be) paid, and no Liens or other claims for the same have been filed or asserted against any part of the Real Property.

                  (e) NO FLOOD HAZARDS. The Real Property is not located within an area that has been designated by the Federal Insurance Administration, the Army Corp of Engineers, or any other governmental agency or body as being subject to special flooding hazards.

                  3.7. TITLE TO AND STATUS OF PROPERTIES. All assets, rights and properties required in the conduct of the business of the Homes are owned by the Company. None of such assets, rights or properties is or will be subject to any lease or license. The Company is in actual possession and control of all properties owned by it, and has good and marketable title to all of its assets, rights and properties, including without limitation, all properties and assets reflected in the Company Balance Sheet (other than properties and assets reflected in such balance sheet that have been sold or otherwise disposed of in the ordinary course of business subsequent to the date of the Company Balance Sheet), free and clear of all Liens, except for (i) Liens to be discharged and released at or prior to Closing, as contemplated in
         Section 1.3, and (ii) Liens described on Schedule 3.7 (hereafter, the "Permitted Liens").

                  3.8. ABSENCE OF CHANGES OR EVENTS. Since the date of the Company Balance Sheet, there has not been:

                           (i) any adverse change in the financial condition,
                  operations, properties or prospects of the Company or of either Home;

                           (ii) any change in the authorized capital or
                  outstanding securities of the Company;

                           (iii) any capital stock, bonds or other securities
                  which the Company has issued, sold, delivered or agreed to issue, sell or deliver, nor has the Company granted or agreed to grant any options, warrants or other rights calling for the issue, sale or delivery thereof;

                           (iv) any borrowing or agreement by the Company to
                  borrow any funds, nor has the Company incurred, or become subject to, any absolute or contingent obligation or liability, except trade payables incurred in the ordinary course of business;

                           (v) any declaration or payment of any bonus or other
                  extraordinary compensation to any employee of the Company;

                           (vi) any hiring, firing, reassignment or other change
                  in any key personnel of the Company;

                           (vii) any sale, transfer or other disposition of, or
                  agreement to sell, transfer or otherwise dispose of, any of the inventories or other assets or properties of the Company, except in the ordinary course of business;

                           (viii) any material damage, destruction or losses
                  against the Company or any waiver of any rights of material value to the Company;

                           (ix) any labor strike or labor dispute, or the
                  entering into of any collective bargaining agreement, with respect to employees of the Company;

                           (x) any claim or liability for any material damages
                  for any actual or alleged negligence or other tort or breach of contract against or affecting the Company; or

                           (xi) any other transaction or event entered into or
                  affecting the Company other than in the ordinary course of the business.

                  3.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the Company Balance Sheet, the Company has no, and none of its assets or properties are subject to any, liabilities or obligations, other than unsecured trade accounts payable and accrued expenses arising in the ordinary course of the Company's business since the date of the Company Balance Sheet.

                  3.10. TAX MATTERS. All federal, state, county, local and other taxes due and payable by the Company on or before the date of this Agreement have been paid or are adequately provided for in the Company Balance Sheet. The Company has filed all tax returns and reports required to be filed by it with all taxing authorities, and all such tax returns and reports are true, complete and correct. True and correct copies of the federal, state and local income tax returns filed by the Company for each of its last three taxable years have been furnished to the Purchaser. The liabilities for taxes reflected in the Company Balance Sheet represent adequate provision for the payment of all accrued or unpaid or deferred federal, state, local and other taxes of the Company, for all periods ended on and prior to the date of the Company Balance Sheet. No assessments of deficiencies have been made against the Company which are presently pending or outstanding. No state of facts exists or has existed which would constitute grounds for the assessment of any tax liability against the Company with respect to any prior taxable period which has not been audited by the Internal Revenue Service or which has not been closed by applicable statute. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any income tax return of the Company for any period. Prior to the Closing Date, the Company will not, and the Shareholders will not permit the Company to, cause or permit a change in any method of accounting for tax purposes during or applicable to the current tax year. Following the Closing, the Shareholders shall be fully responsible for accurately and completely preparing, signing and filing all tax returns and paying all taxes in respect of the Company's assets and operations prior to the Closing Date.

                  3.11. INVENTORY; ACCOUNTS RECEIVABLE. The inventories reflected on the Company Balance Sheet and all items placed in inventory since such date (i) are accounted for in accordance with generally accepted accounting principles consistently applied, (ii) are accounted for net of reserves which are sufficient to cover any losses due to obsolescence, shrinkage, or unmarketability, and (iii) are saleable or usable in the ordinary course of business of the Company at usual and customary prices, subject to normal returns and markdowns consistent with past practice. Prior to the Closing, the Shareholders shall deliver to the Purchaser a list, certified by them to be complete and correct, of all of the Company's inventory as of the Closing Date. All of the Closing Date Receivables will (i) represent bona fide claims for goods delivered or services rendered, and (ii) not be subject to any rights of offset or counterclaim.

                  3.12. FIXED ASSETS. Schedule 3.12 lists all motor vehicles and all other material items of equipment, fixtures, furniture and other fixed assets owned by the Company. All such items are in good and operating condition and repair, ordinary wear and tear excepted.

                  3.13. CONTRACTS AND COMMITMENTS. Schedule 3.13 sets forth a complete description of:

                           (i) all loan, credit and similar agreements to which
                  the Company is a party or by which it is bound, and all indentures, trust agreements and other instru-ments relating to any issue of bonds, debentures, notes or other evidences of indebtedness, of or creating any Lien on any property of, the Company;

                           (ii) all collective bargaining agreements, employment
                  contracts, noncompetition agreements and other agreements relating to the employment of any employees of the Company;

                           (iii) all joint venture agreements and all other
                  agreements involving the sharing of profits, to which Company is a party or by which it is bound;

                           (iv) all (i) contracts or commitments for capital
                  expenditures for the Company involving obligations on its part aggregating in excess of $5,000, (ii) leases under which personal property is leased to or from the Company and which are not cancelable by it without penalty upon notice of 30 days or less or pursuant to which rentals payable by or to the Company exceed $5,000 per annum or $15,000 in the aggregate, or (iii) contracts and agreements affecting the Company which do not terminate or are not terminable by it upon notice of 30 days or less or which involves an obligation on its part in excess of $5,000 per annum or $15,000 in the aggregate; and

                           (v) all other contracts and commitments of the
                  Company entered into outside the ordinary course of business.

                  Each contract and commitment described on Schedule 3.13 is valid and in full force and effect and neither the Company, nor, to the knowledge of either Shareholder, any of the other parties thereto, are in default thereunder. A true and correct copy of each document listed on Schedule 3.13 has been delivered to the Purchaser by the Company.

                  3.14. PRE-NEED CONTRACTS AND TRUST ACCOUNTS. Schedule 3.14 accurately and completely lists (i) all preneed contracts of the Company unfulfilled as of the date hereof, including contracts for the sale of funeral merchandise and services, and (ii) all trust accounts relating to the Homes, indicating the location of each and the balance thereof (including the location and nature of preneed contracts funded by annuities or through insurance). All preneed contracts required to be listed on Schedule 3.14 (x) have been entered into in the normal course of business at regular retail prices, or pursuant to a sales promotion program, solely for use by the named customers and members of their families on terms not more favorable than shown on the specimen contracts which have been delivered to the Purchaser, (y) are subject to the rules and regulations of the Company as now in force (copies of which have been delivered to the Purchaser), and (z) on the date hereof are in full force and effect, subject to no offsets, claims or waivers, and neither the Company nor such customer is in default thereunder. All funds received by the Company under preneed contracts have been deposited in the appropriate accounts and administered and reported in accordance with the terms thereof and as required by applicable laws and regulations. The aggregate market value of the preneed accounts, trusts or other deposits is equal to or greater than the aggregate preneed liability related to such accounts. The services heretofore provided by the Company have been rendered in a professional and competent manner consistent with prevailing professional standards, practices and customs.

                  3.15. INTANGIBLE RIGHTS. The Company does not own nor has it applied for any patents, patent applications, patent licenses, trademarks, trademark applications or trademark or trademark licenses (collectively, "Intangible Rights"), except as described on Schedule
         3.15. The Company owns or possesses (or at Closing will own or possess) valid rights or adequate licenses for all of such Intangible Rights as are necessary to the conduct of the business of the Homes as presently conducted. The Company is not charged with infringement of any Intangible Rights, nor does the Company know of any such infringement, whether or not claimed by any person.

                  3.16. INSURANCE. Schedule 3.16 lists and describes all policies of insurance held by the Company, including, without limitation, all insurance policies that are for the benefit of, or the proceeds of which are payable to, employees of the Company or their respective designees. Valid policies for such insurance, true and complete copies of which have been provided to the Purchaser, will be outstanding and duly in force at all times prior to the Closing. Such policies are in such amounts, and insure against such losses and risks, as are generally maintained for comparable businesses and properties.

                  3.17. LICENSES, PERMITS, ETC. Schedule 3.17 correctly and completely lists all licenses, franchises, permits, certificates, consents, rights and privileges issued to or held by the Company, which are all that are necessary or appropriate for the conduct of the business and operations of the Homes. All such items are in full force and effect.

                  3.18. LITIGATION. Except for the lawsuit described on Schedule
         3.18 (the "Ware Lawsuit"), there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of either Shareholder, threatened against or affecting the Company, or any of the assets, business or proper-ties of the Company, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality. The Company is not subject to any continuing court or administrative order, writ, injunction or decree, nor is the Company in default with respect to any order, writ, injunction or decree issued by any court or foreign, federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

                  3.19. COMPLIANCE WITH LAWS. The Company and the Shareholders have complied with all federal, state, municipal and other statutes, rules, ordinances and regulations applicable to the Company, the operation of each Home, and the Company's assets, rights and properties (including without limitation all environmental protection and occupational safety and health rules, regulations and laws, and laws and regulations applicable to preneed contracts and trust accounts, including the so-called "FTC Funeral Rule").

                  3.20. EMPLOYEES. Schedule 3.20 correctly and completely lists the names and annual or hourly rates of salary and other compensation of all the employees and agents of the Company. Schedule 3.20 also sets forth the date of the last salary increase for each employee listed thereon, and the outstanding balances of all loans and advances, if any, made by the Company to any such employee or agent. At or immediately before the Closing, the Company shall furnish the Purchaser with a list of the vacation days or other time off to which the Company's employees are then eligible. At Closing, the Shareholders will cause the Company to pay or satisfy all vacation, holiday and other accrued benefits to employees of the Company which are then outstanding. There are not pending or threatened against the Company any general labor disputes, strikes or concerted work stoppages, and there are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association with respect to any employees of the Company. The Company believes that the relations between the Company and its employees are good.

                  3.21. EMPLOYEE BENEFIT PLANS. Schedule 3.21 lists all plans, contracts, commitments, programs and policies (including, without limitation, pension, profit sharing, thrift, bonus, deferred compensation, severance, retirement, disability, medical (including retiree medical), life, dental and accidental insurance, vacation, sick leave, death benefit and other similar employee benefit plans and policies, whether written or oral) maintained by the Company providing benefits to any employee or former employee of the Company (collectively, the "Plans"). The Company has delivered to the Purchaser true and correct copies of all documents embodying the Plans, and all determination letters from the Internal Revenue Service regarding Plans required to be qualified under the Code. Except as reflected on Schedule 3.21, all obligations of the Company under the Plans have been fully paid, fully funded or adequate accruals therefor have been made on the Balance Sheet. All necessary governmental approvals have been obtained for all Plans subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and have been qualified under Section 401 of the Code, and each trust established for any Plan is exempt from federal income taxation under Section 501(a) of the Code. With respect to any such Plan or any other "employee welfare plan" (as defined in ERISA) maintained by the Company, there has been no (i) "reportable event" as defined in Section 4043 of ERISA, (ii) event described in Section 4062(e) or 4063(a) of ERISA, or (iii) in the case of any defined benefit plan, termination or partial termination.

                  3.22. AFFILIATED PARTY TRANSACTIONS. Each Home has been operated since the date of the Company Balance Sheet in a manner separate from the personal and other business activities of the Shareholders and their respective affiliates, and neither the Company nor its assets are subject to any affiliated party commitments or transactions.

                  3.23. BOOKS AND RECORDS. All books and records of the Company are true, correct and complete in all material respects, have been maintained by the Company in accordance with good business practice and in accordance with all laws, regulations and other requirements applicable to the Company. The corporate records of the Company reflect a true record of all meetings and proceedings of the Board of Directors and shareholders of the Company.

                  3.24. FINDERS. Except as described in Section 13.1, neither the Company nor either Shareholder is a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against any of them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                  3.25. AUTHORITY OF THE SHAREHOLDERS. The Shareholders have the full right, capacity and authority to enter into and perform this Agreement and the Documents (as hereinafter defined) to which each Shareholder is a party, and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and upon execution and delivery by the Shareholders, the Documents will constitute, the legal, valid and binding obligations of each Shareholder enforceable against such Shareholder in accordance with their respective terms. Neither the execution, delivery nor performance of this Agreement and the Documents to which the Shareholders are parties, nor the consummation of the transactions contemplated hereby or thereby, will: (i) result in a violation or breach of any term or provision of, constitute a default or acceleration under, require notice to or consent of any third party to, or result in the creation of any Lien by virtue of (x) the Articles of Incorporation or bylaws of the Company or (y) any contract, agreement, lease, license or other commitment to which the Company or either Shareholder is a party or by which either of them or their respective assets or properties are bound; nor (ii) violate any statute or any order, writ, injunction or decree of any court, administrative agency or governmental body. For purposes of this Agreement, the term "Documents" shall mean, as to any party hereto, any and all agreements, certificates and other instruments expressly contemplated in this Agreement or any exhibit hereto to be executed or delivered by or on behalf of such party at or in connection with the Closing hereunder.

                  3.26. AUTHORITY OF THE COMPANY. The execution, delivery and performance of this Agreement by the Company have been duly authorized by its Board of Directors. This Agreement is legally binding and enforceable against the Company in accordance with its terms. Neither the execution, delivery nor performance of this Agreement by the Company will result in a violation or breach of, nor constitute a default or accelerate the performance required under, the Articles of Incorporation or bylaws of the Company or any indenture, mortgage, deed of trust or other contract or agreement to which the Company is a party or by which it or its properties are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                  3.27. FULL DISCLOSURE. The representations and warranties made by the Company and the Shareholders hereunder or in any Schedules or certificates furnished to the Purchaser pursuant hereto or thereto, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the representations or warranties herein or therein, in light of the circumstances in which they are made, not misleading.

                  3.28. ACQUISITION OF PARENT STOCK. The Parent Stock to be acquired by the Shareholders pursuant to this Agreement will be acquired by them for investment purposes only and not with the present intention or view to, or resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended. The Shareholders understand that such Parent Stock is not and will not be registered under such Securities Act or any state securities or blue sky laws, and that neither Parent nor the Purchaser is under any obligation to register any such Parent Stock under any such laws. The Shareholders further understand that transferability of such Parent Stock will be restricted in accordance with applicable state and federal securities laws, and that a restrictive legend to such effect will be inscribed on each certificate representing Parent Stock. The Shareholders prior to the Closing will have had full opportunity to receive such information and ask such questions of representatives of Parent concerning Parent, its subsidiaries and their business, operations, assets and prospects, and concerning an investment in the Parent Stock, as the Shareholders have deemed appropriate in order to make an informed investment decision with respect to the Parent Stock.

                  3.29. SCHEDULES. The Schedules referred to in this Agreement have been prepared as of the date hereof in a separate binder or volume contemporaneously with the execution of this Agreement, and have been signed for identification by the Shareholders.

                  4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to and agrees with the Company and the Shareholders that:

                  4.1. ORGANIZATION AND EXISTENCE. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the Documents to which it is a party.

                  4.2. AUTHORITY OF THE PURCHASER. The execution, delivery and performance by the Purchaser of this Agreement and the Documents to which it is a party have been duly authorized by its Board of Directors. This Agreement is, and upon their execution and delivery as herein provided the Documents will be, valid and binding upon the Purchaser and enforceable against the Purchaser in accordance with their respective terms. Neither the execution, delivery or performance by the Purchaser of this Agreement and the Documents to which it is a party will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or bylaws of the Purchaser or under any indenture, mortgage, deed of trust or other contract or agreement to which it is a party or by which it or its property is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                  4.3. FINDERS. The Purchaser is not a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against it, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                  4.4. FULL DISCLOSURE. The representations and warranties made by the Purchaser hereunder, or in any certificates furnished to the Company and the Shareholders pursuant hereto or thereto, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the representations or warranties herein or therein, in light of the circumstances in which they are made, not misleading.

                  5. COVENANTS OF THE COMPANY AND THE SHAREHOLDERS PENDING CLOSING. The Company and the Shareholders jointly and severally covenant with the Purchaser that:

                  5.1. CONDUCT OF BUSINESS. From the date of this Agreement to the Closing Date, the business of the Company will be operated only in the ordinary course, and, in particular, without the prior written consent of the Purchaser, the Company will not, and neither Shareholder will not cause or allow the Company to:

                           (i) cancel or permit any insurance to lapse or
                  terminate, unless renewed or replaced by like coverage;

                           (ii) amend or otherwise modify the Articles of
                  Incorporation or bylaws of the Company;

                           (iii) commit any act or permit the occurrence of any
                  event or the existence of any condition of the type described in Section 3.8, other than as contemplated in Section 2.2(ii);

                           (iv) enter into any contract, agreement or other
                  commitment of the type described in Section 3.13; or

                           (v) hire, fire, reassign or make any other change in
                  key personnel of the Company, or increase the rate of compensation of or declare or pay any bonuses to any employee in excess of that listed on Schedule 3.20.

                  5.2. ACCESS TO INFORMATION. Prior to Closing, the Company and the Shareholders will give to the Purchaser and its counsel, accountants and other representatives, full and free access to all of the properties, books, contracts, commitments and records of the Company so that the Purchaser may have full opportunity to make such investigation as it shall desire to make of the affairs of the Company.

                  5.3. CONSENTS AND APPROVALS. The Company and the Shareholders will use their best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on their part to consummate the transactions contemplated by this Agreement.

                  5.4. NO SHOP. For so long as this Agreement remains in effect, neither the Company nor either Shareholder shall enter into any agreements or commitments, or initiate, solicit or encourage any offers, proposals or expressions of interest, or otherwise hold any discussions with any potential buyers, investment bankers or finders, with respect to the possible sale or other disposition of all or any substantial portion of the assets and business of the Company any other sale of the Company (whether by merger, consolidation, sale of stock or otherwise), other than with the Purchaser.

                  6. COVENANTS OF THE PURCHASER PENDING CLOSING. The Purchaser covenants with the Company and the Shareholders that:

                  6.1. CONSENTS AND APPROVALS. The Purchaser will use its best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on its part to consummate the transactions contemplated in this Agreement.

                  6.2. CONFIDENTIALITY. Prior to the Closing, the Purchaser and its representatives will hold in confidence any data and information obtained with respect to the Company from any representative, officer, director or employee of the Company, including their accountants or legal counsel, or from any books or records of any of them, in connection with the transactions contemplated by this Agreement. If the transactions contemplated hereby are not consummated, neither the Purchaser nor its representatives shall use such data or information or disclose the same to others, except as such data or information is published or is a matter of public knowledge or is required by an applicable law or regulation to be disclosed. If this Agreement is terminated for any reason, the Purchaser shall return to the Company all written data and information obtained by the Purchaser from the Company or its representatives in connection with the transactions contemplated by this Agreement, and the Purchaser shall not retain any photocopies of such information.

                  7. CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser under this Agreement shall be subject to the following conditions, any of which may be expressly waived by it in writing:

                  7.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED. The Purchaser shall not have discovered any error, misstatement or omission in the representations and warranties made by the Company and the Shareholders in Section 3 hereof; the representations and warranties made by the Company and the Shareholders herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Company and the Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Purchaser shall have received a certificate, signed by the Shareholders and an executive officer of the Company, to the effect of the foregoing provisions of this Section 7.1.

                  7.2. OPINION OF COUNSEL. The Company shall have caused to be delivered to the Purchaser an opinion of Swinford & Sims, counsel for the Company and the Shareholders, dated the Closing Date, to the effect that:

                           (i) the Company is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Kentucky, with full corporate authority to enter into and perform its obligations under this Agreement;

                           (ii) the authorized capital stock of the Company
                  consists of 2,000 shares of Common Stock, $1,000.00 par value per share, of which 800 shares are validly issued and outstanding and fully paid and nonassessable and 1,200 shares are held by the Company in its treasury;

                           (iii) to the knowledge of such counsel, after due
                  inquiry, there are no outstanding subscriptions, options or other agreements or commitments obligating the Company to issue any shares of its capital stock or securities convertible into shares of its capital stock;

                           (iv) the Shareholders collectively are the record and
                  beneficial owners of the Shares, free and clear of any and all Liens or claims of any other person, and the Shareholders have full capacity to sell and transfer the Shares in accordance with this Agreement; and upon such sale and transfer to the Purchaser by the Shareholders, the Purchaser will acquire from the Shareholders all of their rights in the Shares;

                           (v) the execution, delivery and performance by the
                  Company of this Agreement have been duly authorized by its Board of Directors;

                           (vi) this Agreement has been duly and validly
                  executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms;

                           (vii) this Agreement and the Documents to which the
                  Shareholders are parties have been duly and validly executed and delivered by them and constitute the valid and binding obligations of the Shareholders enforceable against them in accordance with their respective terms;

                           (viii) neither the execution, delivery or
                  consummation of the transactions contemplated by this Agreement or the Documents to which the Company and the Shareholders are parties will (x) result in the breach of or constitute a default under the Articles of Incorporation or bylaws of the Company or any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which the Company or either Shareholder is a party or by which they or their respective assets are bound, or (y) violate any order, writ, injunction or decree known to such counsel of any court, administrative agency or governmental body;

                           (ix) no authorization, approval or consent of or
                  declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery by the Company and the Shareholders of this Agreement and the Documents to which they are parties; and

                           (x) to the knowledge of such counsel after due
                  inquiry, there are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting the Company or any of its assets, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

         Such opinion may, as to matters of fact, be given in reliance upon certificates of the Shareholders and officers of the Company and certificates of public officials, copies of which shall be provided to Purchaser at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and by principles of equity. Such opinion may be limited to federal law and the internal laws of the State of Kentucky.

                  7.3. CONSENTS AND APPROVALS. The Company and the Shareholders shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

                  7.4. NO LOSS OR DAMAGE. Prior to the Closing there shall not have occurred any loss or damage to any substantial portion of the assets and properties of the Company (regardless of whether such loss or damage was insured).

                  7.5. RESIGNATIONS AND RELEASES. The Purchaser shall have received such resignations of the officers and directors of the Company as shall have been requested by the Purchaser, as well as written releases, in form and substance acceptable to the Purchaser, under which the Shareholders waive and release all rights and claims against the Company other than those arising under Plans described in Schedule
         3.21 or under any of the Documents referred to in Section 2.2.

                  7.6. APPROVAL BY COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been approved by counsel for the Purchaser, and such counsel shall have been furnished with such certified copies of actions and proceedings and other instruments and documents as they shall have reasonably requested.

                  7.7. PRE-ACQUISITION REVIEW. The Purchaser and its representatives shall have completed a pre-acquisition review of the financial information, books and records, and properties and assets of the Company and the Homes and shall have discovered no change in the business, assets, operations, financial condition or prospects of the Company or either Home which could, in the sole determination of the Purchaser, have an adverse effect on the value to the Purchaser of the business, assets, financial condition or prospects being acquired hereunder.

                  7.8. RELATED TRANSACTIONS. The Shareholders shall have executed and delivered their respective Employment Agreements, as described in Section 2.2.

                  7.9. FINANCING COMMITMENT. The Purchaser shall have received from a financial institution acceptable to it a written commitment, containing such terms and conditions and otherwise in form and substance acceptable to the Purchaser, providing for the extension of financing in order to provide the portion of the Purchase Price not furnished by the Purchaser or obtained by the Purchaser from other sources, and such commitment shall have been funded in such amount contemporaneously with the Closing.

                  7.10. ENVIRONMENTAL, OSHA AND STRUCTURAL REPORTS. There shall have been conducted, at the Purchaser's expense, (i) a Phase I (and, if deemed necessary by Purchaser, a Phase II) environmental audit of the Homes and the Real Property by an environmental consulting firm selected by Purchaser, (ii) a health and safety inspection of the Homes by a person (who may be an employee of the Purchaser) or firm selected by the Purchaser and who is qualified and experienced in such matters in the funeral service industry, and (iii) a structural inspection of the Homes by an engineering firm selected by the Purchaser. The Shareholders agree to pay the costs and to take the action reasonably recommended by such firms and/or persons, up to $15,000 in the aggregate. In any event, it shall be a condition to the Purchaser's obligations hereunder that the results of the reports of such firms or persons (together with any remedial action, if any, taken by the Shareholders, regardless of the cost, in response thereto) shall be satisfactory to Purchaser in its sole discretion.

                  7.11. TITLE INSURANCE. The Shareholders shall have obtained, at their expense, an Owner's Policy of Title Insurance issued to the Purchaser in an agreed-upon amount, issued by a title company with offices in Harrison County, Kentucky area and reasonably acceptable to the Purchaser (the "Title Company"), insuring the ownership interest in the Real Property in the Purchaser (by transfer to it from the Company immediately following the Closing), subject only to the Permitted Liens and any standard printed exceptions included in a Kentucky standard form Policy of Title Insurance; provided, however, that such policy shall have deleted any exception regarding restrictions or be limited to restrictions that are Permitted Liens, any standard exception pertaining to discrepancies, conflicts or shortages in area shall be deleted except for "shortages in area", and any standard exception for taxes shall be limited to subsequent years.

                  7.12. SURVEY. The Purchaser shall have received, at the expense of the Shareholders, an as-built survey prepared by a licensed surveyor approved by the Purchaser and acceptable to the Title Company, with respect to each parcel of Real Property, which survey shall comply with any applicable standards under Kentucky law, be sufficient for Title Company to delete any survey exception contained in the owner's policy of title insurance referred to in Section 7.11, save and except for the phrase "shortages in area", and otherwise be in form and content acceptable to Purchaser.

                  7.13. LIEN RELEASES. The holders of the Liens (other than Permitted Liens) against any assets of the Company or any portion of the Real Property shall have executed and delivered written releases of such Liens, all in recordable form and otherwise acceptable to the Purchaser and its lender.

                  8. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The obligations of the Company and the Shareholders under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Company in writing:

                  8.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED. The Company and the Shareholders shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Purchaser in Section 4 hereof; the representations and warranties made by the Purchaser herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing; and the Company and the Shareholders shall have received a certificate, signed by an executive officer of the Purchaser, to the effect of the foregoing provisions of this Section 8.1.

                  8.2. OPINION OF COUNSEL. The Purchaser shall have caused to be delivered to the Company and the Shareholders an opinion of Snell & Smith, A Professional Corporation, counsel for Purchaser, to the effect that:

                           (i) the Purchaser is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the Documents to which it is a party;

                           (ii) the execution, delivery and performance by the
                  Purchaser of this Agreement and the Documents to which it is a party have been duly authorized by its Board of Directors;

                           (iii) this Agreement is, and upon execution and
                  delivery as herein provided the Documents to which the Purchaser is a party will be, valid and binding upon the Purchaser and enforceable against the Purchaser in accordance with their respective terms;

                           (iv) neither the execution, delivery or performance
                  by the Purchaser of this Agreement or the Documents to which it is a party will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or bylaws of the Purchaser or under any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which Purchaser is a party or by which it or its property is bound, or violate any order, writ, injunction or decree known to such counsel and of any court, administrative agency or governmental body; and

                           (v) no authorization, approval or consent of or
                  declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery by the Purchaser of this Agreement or the Documents to which it is a party or the performance of its obligations hereunder or thereunder.

         Such opinion may, as to matters of fact, be given in reliance upon certificates of officers of the Purchaser and certificates of public officials, copies of which shall be provided to the Company at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights and by principles of equity. Such opinion may be limited to federal law, the General Corporation Law of the State of Delaware and the internal laws of the State of Texas.

                  8.3. CONSENTS AND APPROVALS. The Purchaser shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

                  8.4. RELATED TRANSACTIONS. The Company shall have executed and delivered to the Shareholders their respective Employment Agreements.

                  9. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  9.1. NATURE OF STATEMENTS. All statements contained in this Agreement or any Schedule or Exhibit hereto shall be deemed representations and warranties of the party executing or delivering the same.

                  9.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of any investigation made at any time by or on behalf of any party hereto, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or any Schedule or Exhibit hereto or in connection with the transactions contemplated hereby and thereby shall not terminate but shall survive the Closing and continue in effect thereafter.

                  10. INDEMNIFICATION.

                  10.1. INDEMNIFICATION BY THE SHAREHOLDERS. The Shareholders jointly and severally agree to indemnify and hold harmless the Purchaser and (following the Closing) the Company, and their respective successors and assigns, from and against any and all losses, damages, liabilities, obligations, costs or expenses (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused by or arise out of (i) any breach or default in the performance by the Company or either Share-holder of any covenant or agreement of the Company or the Shareholders contained in this Agreement (including, without limitation, Section 12 hereof), (ii) any breach of warranty or inaccurate or erroneous representation made by the Company or either Shareholder herein, in any Schedule delivered to the Purchaser pursuant hereto or in any certificate or other instrument delivered by or on behalf of the Company or the Shareholders pursuant hereto, (iii) any Unassumed Liability of the Company, whether absolute or contingent, known or unknown, that is not paid or discharged in full at Closing as contemplated under Section 1.3, and
         (iv) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

                  10.2. INDEMNIFICATION BY THE PURCHASER. The Purchaser agrees to indemnify and hold harmless the Shareholders and their respective heirs and assigns from and against any Losses which are caused by or arise out of (i) any breach or default in the performance by the Purchaser of any covenant or agreement of the Purchaser contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Purchaser herein or in any certificate or other instrument delivered by or on behalf of the Purchaser pursuant hereto, and (iii) any and all actions suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

                  10.3. THIRD PARTY CLAIMS. If any third person asserts a claim against a party entitled to indemnification hereunder ("indemnified party") that, if successful, might result in a claim for indemnification against another party hereunder ("indemnifying party"), the indemnifying party shall be given prompt written notice thereof and shall have the right (i) to participate in the defense thereof and be represented, at his, her or its own expense, by advisory counsel selected by him, her or it, and (ii) to approve any settlement if the indemnifying party is, or will be, required to pay any amounts in connection therewith. Notwithstanding the foregoing, if within ten business days after delivery of the indemnified party's notice described above, the indemnifying party indicates in writing to the indemnified party that, as between such parties, such claims shall be fully indemnified for by the indemnifying party as provided herein, then the indemnifying party shall have the right to control the defense of such claim, provided that the indemnified party shall have the right (i) to participate in the defense thereof and be represented, at his, her or its own expense, by advisory counsel selected by him, her or it, and (ii) to approve any settlement if the indemnified party's interests are, or would be, affected thereby.

                  10.4. OFFSET. If either Shareholder becomes obligated to indemnify the Purchaser after the Closing Date pursuant to this Agreement (including Sections 10.1 and 10.5 hereof), at any time when any of the Deferred Purchase Price, any amount under Section 1.4 hereof or any of the Parent Stock or escrowed Purchase Price under Section
         10.5 remain outstanding, then the Purchaser may, at its option and without prejudice to any right of the Purchaser to proceed directly against either Shareholder, set-off the amount for which the Shareholders shall be so obligated for such indemnification or breach against the Deferred Purchase Price and the amounts so outstanding under Sections 1.4 and 10.5. The exercise of such right of set-off shall be evidenced by means of a written notice to such effect given by the Purchaser to the Shareholders, describing the basis for indemnity or recovery and set-off hereunder and the amount of the set-off.

                  10.5. WARE LAWSUIT. The Shareholders specifically and jointly and severally agree to indemnify and hold harmless the Purchaser and the Company from all Losses arising from, associated with or related to the Ware Lawsuit. The Shareholders represent that all legal defense costs for the Company's defense of the Ware Lawsuit have been fully covered by the insurance described on Schedule 3.16, the Shareholders have provided to the Purchaser true and complete copies of all correspondence from the insurance carrier to the Company with respect to the coverage of the Ware Lawsuit by such insurance, and the Shareholders agree, at their own expense, to do all things necessary to continue to maintain the insurance after the Closing to the extent necessary to ensure that the Ware Lawsuit continues to be covered thereby in the same manner as covered prior to the Closing. As additional security for the Shareholders' indemnification obligations under this Section 10.5, the Purchaser will on the Closing Date, as described in Section 1.2, deposit out of the Purchase Price all 150,000 shares of Parent Stock and $50,000 in cash in an interest-bearing escrow account (the "Escrow") with a financial institution mutually designated by the parties pursuant to an escrow agreement to be entered into on the Closing Date among the Purchaser, the Shareholders and such institution in form and substance acceptable to them (the "Escrow Agreement").

         Certificates representing the Parent Stock will be issued in the Shareholders' names on the Closing Date and then deposited into Escrow, together with stock powers duly executed in blank by the Shareholders. If, prior to final resolution of the Ware Lawsuit (in the manner hereafter described) the Parent Stock is converted into shares of Common Stock of Parent, such Common Stock shall continue to be held and maintained in Escrow in accordance with the Escrow Agreement. From time to time while the Escrow Agreement is in effect, the Purchaser may seek to recover from the Escrow for its Losses arising from the Ware Lawsuit, in accordance with the procedures established in the Escrow Agreement. At such time as the Ware Lawsuit has been finally or fully settled, or when the Ware Lawsuit has been reduced to final judgment and either all appeals thereof have been exhausted or no appeal has been taken after the time therefor has expired, then the parties agree to direct the Escrow Agent to disburse the funds and stock held in Escrow to the Purchaser, to the extent of its Losses relating thereto, and the balance to the Shareholders, as provided in the Escrow Agreement.

                  11. TERMINATION.

                  11.1. BEST EFFORTS TO SATISFY CONDITIONS. The Company and the Shareholders agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 7 hereof; and the Purchaser agrees to use its best efforts to bring about the satisfaction of the conditions specified in Section 8 hereof.

                  11.2. TERMINATION. This Agreement may be terminated prior to Closing by:

                           (a) the mutual written consent of the Shareholders
                  and the Purchaser;

                           (b) the Purchaser if a material default shall be made
                  by the Company or either Shareholder in the observance or in the due and timely performance by any of their covenants herein contained, or if there shall have been a breach or misrepresentation by the Company or either Shareholder of any of their warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by them at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Purchaser in writing;

                           (c) the Shareholders if a material default shall be
                  made by the Purchaser in the observance or in the due and timely performance by the Purchaser of any of the covenants of the Purchaser herein contained, or if there shall have been a material breach or misrepresentation by the Purchaser of any of its warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Purchaser at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Shareholders in writing; or

                           (d) either the Shareholders or the Purchaser, if the
                  Closing has not occurred by March 15, 1996.

                  11.3. LIABILITY UPON TERMINATION. If this Agreement is terminated under paragraph (a) or (d) of Section 11.2, then no party shall have any liability to any other party hereunder. If this Agreement is terminated under paragraph (b) or (c) of Section 11.2, then (i) the party so terminating this Agreement shall not have any liability to any other party hereto, provided the terminating party has not breached any representation or warranty or failed to comply with any of its covenants in this Agreement, and (ii) such termination shall not prejudice the rights and remedies of the terminating party against any other party which has breached any of its representations, warranties or covenants herein prior to such termination.

                  12. RESTRICTIVE COVENANTS OF THE SHAREHOLDERS.

                  12.1. NON-COMPETITION. If the Closing occurs, then for a period commencing on the Closing Date and ending ten (10) years thereafter, neither Shareholder shall, except in rendering services for the Purchaser, directly or indirectly:

                           (i) engage, as principal, agent, trustee or through
                  the agency of any corporation, partnership, association or agent or agency, anywhere within a fifty (50) mile radius of either Home (the "Territory"), in the funeral, mortuary, crematory, monument, or any related line of business (collectively, the "Business");

                           (ii) own or hold any beneficial interest in one
                  percent (1%) or more of the voting securities in any corporation, partnership or other business entity which conducts its operations, in whole or in part, in the Business within the Territory;

                           (iii) become an employee of or consultant to, or
                  otherwise serve in any similar capacity with, any corporation, partnership or other business entity that conducts its business, in whole or in part, in the Business within the Territory; or

                           (iv) cause or induce any present or future employee
                  of the Purchaser or any of its affiliates to leave the employ of the Purchaser or any such affiliate to accept employment with such Shareholder or with any person, firm, association or corporation with which such Shareholder may be or become affiliated.

                  Without limiting the generality of the foregoing, a Shareholder shall be deemed directly or indirectly engaged in the Business if he or she acts as a funeral director at any funeral establishment within the Territory, if a Shareholder engages in the sale or marketing of preneed funeral contracts for services to be performed within the Territory, or if a Shareholder promotes or finances any family member or affiliate to operate a Business or engage in any of the foregoing activities within the Territory.

                  12.2. REFORMATION. The above covenants shall not be held invalid or unenforceable because of the scope of the territory or actions subject thereto or restricted thereby, or the period of time within which such covenants are operative; but any judgment of a court of competent jurisdiction may define the maximum territory and actions subject to and restricted thereby and the period of time during which such covenants are enforceable.

                  12.3. REMEDIES. Each Shareholder agrees that any remedy at law for any actual or threatened breach of any of the foregoing covenants would be inadequate and that the Purchaser shall be entitled to specific performance hereof or injunctive relief or both, by temporary or permanent injunction or such other appropriate judicial remedy, writ or order as may be entered into by a court of competent jurisdiction in addition to any damages that the Purchaser may be legally entitled to recover together with reasonable expenses of litigation, including attorneys' fees incurred in connection therewith, as may be approved by such court.

                  12.4. REPRESENTATIONS. Each Shareholder represents and warrants to and agrees with the Purchaser that (i) such Shareholder understands that the foregoing restrictions are being made incident to and as a condition of consummation of the transactions contemplated hereby, and that such covenants are necessary in order to protect the business and goodwill being acquired thereby, (ii) such covenants are not oppressive to either Shareholder in any respect, and (iii) the consideration for such restrictions is included in the Purchase Price, which consideration each Shareholder acknowledges is fair and adequate for the giving of the covenants herein and for which such Shareholder acknowledges a direct and valuable benefit.

                  12.5. PURCHASE PRICE ALLOCATION. The parties agree to allocate $50,000 of the Purchase Price to the foregoing covenants for federal income tax purposes, pursuant to Section 1060(a) of the Code. Such allocation is not intended to be a measure of the amount or range of damages which the Purchaser may suffer or recover as a result of any breach of the foregoing covenants, and the Shareholders acknowledge that in case of any such breach, the Purchaser shall be entitled to seek in excess of such amount as it may otherwise be able to demonstrate itself justly entitled to.

                  13. MISCELLANEOUS.

                  13.1. EXPENSES. Regardless of whether the Closing occurs, the parties shall pay their own expenses in connection with the negotiation, preparation and carrying out of this Agreement and the consummation of the transactions contemplated herein. If the transactions contemplated by this Agreement and the Exhibits hereto are consummated, the Company shall have no obligation for, nor shall it be charged with, any such expenses of the Shareholders. Without limiting the generality of the foregoing, all finders' and similar fees and expenses of Lee Brothers, sales representative for the Shareholders, shall be borne solely by the Shareholders, and in no event shall the Company or the Purchaser be charged or responsible therefor. All sales, transfer, stamp or other similar taxes, if any, which may be assessed or charged in connection with the transactions hereunder shall be borne by the Shareholders.

                  13.2. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered or mailed, first class, registered or certified mail, postage prepaid, as follows:

                           (i)  if to the Company or either Shareholder, to:

                                Mr. and Mrs. James E. Drake
                                James E. Drake Funeral Home
                                114 N. Walnut
                                Cynthiana, Kentucky  41031

                                with a copy to:

                                Swinford & Sims
                                40 East Pike Street
                                Cynthiana, Kentucky  41031
                                Attention:  Mr. John Swinford

                           (ii) if to the Purchaser, to:

                                Carriage Funeral Holdings, Inc.
                                1300 Post Oak Boulevard, Suite 1500
                                Houston, Texas  77056
                                Attention:  Mr. Melvin C. Payne,
                                                   President

                                with a copy to:

                                Snell & Smith, A Professional Corporation
                                1000 Louisiana, Suite 3650
                                Houston, Texas  77002
                                Attention:  Mr. W. Christopher Schaeper

         or to such other address as shall be given in writing by any party to the other parties hereto.

                  13.3. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, provided, however, that following the Closing the Purchaser may assign its rights hereunder without the consent of the Shareholders to a successor-in-interest to the Purchaser or the Company (whether by merger, sale of assets or otherwise).

                  13.4. SUCCESSORS BOUND. Subject to the provisions of Section 13.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                  13.5. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  13.6. AMENDMENT. This Agreement may be amended only by an instrument in writing executed by both parties hereto.

                  13.7. ENTIRE AGREEMENT. This Agreement and the Exhibits, Schedules, certificates and other documents referred to herein constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof and thereof (including, without limitation, the letter of intent between the Purchaser and the Company dated August 31, 1995).

                  13.8. GOVERNING LAW. This Agreement shall be construed and enforced under and in accordance with and governed by the law of the State of Kentucky.

                  13.9. CONSTRUCTION. As the context requires or permits: pronouns used herein shall include the masculine, the feminine and neuter; terms used in plural shall include the singular, and singular terms shall include the plural; "hereof", "herein", "hereunder" and "hereto" shall refer to this Agreement; and section and paragraph references, when not expressly referring to another agreement or document, shall mean sections or paragraphs in this Agreement.

                  13.10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                                 THE PURCHASER:

                                 CARRIAGE FUNERAL HOLDINGS, INC.

                                 By: /s/ JAY D. DODDS
                                         Jay D. Dodds,
                                         Vice President of Operations


                                 THE COMPANY:

                                 JAMES E. DRAKE FUNERAL HOME, INC.



                                 By: /s/ JAMES E. DRAKE
                                         James E. Drake,
                                         President

                                 THE SHAREHOLDERS:

                                 /s/ JAMES E. DRAKE
                                     James E. Drake

                                 /s/ PATRICIA A. DRAKE
                                     Patricia A. Drake

EXHIBIT                           DESCRIPTION

    A-1                           Employment Agreement (James E. Drake)
    A-2                           Employment Agreement (Patricia A. Drake)


SCHEDULE                          DESCRIPTION

  2.2                             Personal Items
  3.6                             Real Property
  3.7                             Permitted Liens
  3.12                            Fixed Assets
  3.13                            Contracts and Commitments
  3.14                            Preneed Contracts and Trust Accounts
  3.15                            Intangible Assets
  3.16                            Insurance
  3.17                            Licenses
  3.20                            Employees
  3.21                            Employee Benefit Plans